Exhibit 23

Consent of Independent Registered Public Accounting Firm

Sony Mobile 401(k) and Savings Plan (formerly Sony Ericsson 401(k) and Savings Plan)

Atlanta, GA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-122785) of Sony Mobile Communications (USA) Inc. of our report dated July 1, 2013, relating to the financial statements and supplemental schedules of Sony Mobile 401(k) and Savings Plan (formerly Sony Ericsson 401(k) and Savings Plan) which appear in this Form 11-K for the year ended December 31, 2012.

BDO USA, LLP

Atlanta, GA

July 1, 2013